Exhibit 10.5


                                 Promissory Note


$100,526.03                                             Date:  November 18, 2005
                                                                 Bountiful, Utah


Upon demand, SPEAKING ROSES INTERNATIONAL, INC. ("Maker") promises to pay to the order of Blaine Harris ("Holder") at 545 W. 500 South, Bountiful, Utah, or at such other place designated by Holder of this Note, the sum of ONE HUNDRED THOUSAND FIVE HUNDRED AND TWENTY SIX DOLLARS AND THREE CENTS ($100,526.03) with a simple interest rate of 8% per annum from the date written above, interest to be paid at maturity. Any part hereof may be paid at any time on or before the maturity date. If this Note is placed in the hands of an attorney for collection, Maker promises and agrees to pay Holder's reasonable attorney fees and collection costs, even though no suit or action is filed thereon. If a suit or action is filed, the amount of such reasonable attorney's fees shall be fixed by the court or courts in which the suit or action, including any appeal therein, is tried, heard, or decided.




______________________________________
SPEAKING ROSES INTERNATIONAL, INC.
By:      John W. Winterholler
         Chief Executive Officer